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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
To
Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

ALLIED MOTION TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Prior to October 2002, Allied Motion Technologies, Inc. was known as Hathaway Corporation. In connection with the sale of the registrant's Power and Process Business, the Hathaway name became the property of the buyers. The original Form 8-K that is amended by this filing was filed under the name of Hathaway Corporation.

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K dated July 29, 2002 as set forth in the pages attached hereto:

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  a)
  Financial Statements of Businesses Acquired

Motor Products—Owosso
Corporation and Motor Products—
Ohio Corporation (wholly-owned
subsidiaries of Owosso Corporation)

Combined Financial Statements as of and
for the Fiscal Years Ended October 28, 2001 and
October 29, 2000 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

Motor Products—Owosso Corporation and Motor Products—Ohio Corporation
Michigan, Ohio

        We have audited the accompanying combined balance sheets of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation (the "Company"), wholly-owned subsidiaries of Owosso Corporation (the "Parent") as of October 28, 2001 and October 29, 2000, and the related combined statements of income, stockholder's equity, and cash flows for each of the two fiscal years ended October 28, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of October 28, 2001 and October 29, 2000 and the results of its operations and its cash flows for the two fiscal years ended October 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Notes 3 and 6, certain expenses included in the Company's financial statements represent allocations of amounts incurred by the Parent. As a result, the financial statements may not be indicative of conditions that would have existed or results that would have occurred had the Company operated as an unaffiliated entity.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company, along with the Parent and various other wholly-owned subsidiaries of the Parent, collectively referred to as the "Co-Borrowing Group," is a party to a lending agreement with banks whereby the Company and each other member of the Co-Borrowing Group are jointly and severally liable for repayment of the borrowings under the lending agreement, the Parent's recurring losses from operations, working capital deficiency, default under terms of its credit agreement, and inability to comply with the covenants of its credit agreement raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 17, 2002	(April 28, 2002 as to Notes 2, 6 and 12)

MOTOR PRODUCTS—OWOSSO CORPORATION AND

MOTOR PRODUCTS—OHIO CORPORATION

COMBINED BALANCE SHEETS

	October 28, 2001	October 29, 2000
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,000	$10,000
Receivables, net of allowance for doubtful accounts of $72,000 and $34,000 for 2001 and 2000, respectively	3,129,000	3,331,000
Inventories, net	2,114,000	2,333,000
Prepaid expenses and other	32,000	33,000
Deferred taxes	—	31,000

Total current assets	5,333,000	5,738,000
PROPERTY, PLANT AND EQUIPMENT, NET	4,609,000	5,234,000
PREPAID PENSION	565,000	440,000
DEFERRED TAXES	600,000	527,000

TOTAL ASSETS	$11,107,000	$11,939,000

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable—trade	$1,021,000	$1,655,000
Accrued compensation and benefits	455,000	379,000
Accrued expenses	69,000	151,000
Deferred taxes	12,000
Current portion of long-term debt	55,000	70,000

Total current liabilities	1,612,000	2,255,000
LONG-TERM DEBT, Less current portion	69,000	125,000
POSTRETIREMENT BENEFITS	2,455,000	2,319,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
Common stock, $.01 par value; authorized 2,000; issued and outstanding 2,000
Additional paid-in capital	4,730,000	4,730,000
Advances to parent, net	(7,230,000)	(6,237,000)
Retained earnings	9,471,000	8,747,000

Total stockholder's equity	6,971,000	7,240,000

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$11,107,000	$11,939,000

See notes to combined financial statements.

MOTOR PRODUCTS—OWOSSO CORPORATION AND

MOTOR PRODUCTS—OHIO CORPORATION

COMBINED STATEMENTS OF INCOME

	Year Ended
	October 28, 2001	October 29, 2000
NET SALES	$25,313,000	$26,861,000
COSTS OF PRODUCTS SOLD	20,859,000	22,921,000

GROSS PROFIT	4,454,000	3,940,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,533,000	2,458,000

INCOME FROM OPERATIONS BEFORE CORPORATE EXPENSES	1,921,000	1,482,000
CORPORATE EXPENSES	759,000	806,000

INCOME FROM OPERATIONS	1,162,000	676,000
INTEREST EXPENSE	10,000	15,000
INTEREST CHARGE FROM PARENT	50,000	50,000

INCOME BEFORE INCOME TAX EXPENSE	1,102,000	611,000
INCOME TAX EXPENSE	378,000	212,000

NET INCOME	$724,000	$399,000

See notes to combined financial statements.

MOTOR PRODUCTS—OWOSSO CORPORATION AND

MOTOR PRODUCTS—OHIO CORPORATION

COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

	Common Stock
	Number of Shares	Amount	Additional Paid-in Capital	Advances to Parent, net	Retained Earnings	Total
BALANCE, OCTOBER 31, 1999	2,000	$	$4,730,000	$(5,489,000)	$8,348,000	$7,589,000
Advances to Parent, net				(748,000)		(748,000)
Net income					399,000	399,000

BALANCE, OCTOBER 29, 2000	2,000		4,730,000	(6,237,000)	8,747,000	7,240,000
Advances to Parent, net				(993,000)		(993,000)
Net income					724,000	724,000

BALANCE, OCTOBER 28, 2001	2,000	$	$4,730,000	$(7,230,000)	$9,471,000	$6,971,000

See notes to combined financial statements.

MOTOR PRODUCTS—OWOSSO CORPORATION AND

MOTOR PRODUCTS—OHIO CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended
	October 28, 2001	October 29, 2000
OPERATING ACTIVITIES:
Net income	$724,000	$399,000
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	38,000	34,000
Depreciation	941,000	883,000
Loss on disposal of assets	5,000
Changes in assets and liabilities which provided (used) cash:
Accounts receivable	164,000	439,000
Inventories	219,000	151,000
Prepaid expenses and other	1,000	—
Accounts payable—trade	(634,000)	(280,000)
Accrued expenses	(6,000)	(89,000)
Deferred tax asset (liability)	(30,000)	(82,000)

Net cash provided by operating activities	1,422,000	1,455,000

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(321,000)	(755,000)
Increase in other assets	11,000	131,000

Net cash used in investing activities	(310,000)	(624,000)

FINANCING ACTIVITIES:
Payments on long-term debt	(71,000)	(83,000)
Advances to Parent, net	(993,000)	(748,000)

Net cash used in financing activities	(1,064,000)	(831,000)

NET INCREASE IN CASH AND CASH EQUIVALENTS	48,000	—
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	10,000	10,000

CASH AND CASH EQUIVALENTS, END OF PERIOD	$58,000	$10,000

Supplemental disclosures:
Cash paid during the year for:
Interest	$60,000	$65,000

Income taxes	$28,000	$15,000

See notes to combined financial statements.

MOTOR PRODUCTS—OWOSSO CORPORATION AND
MOTOR PRODUCTS—OHIO CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

FISCAL YEARS ENDED OCTOBER 28, 2001 AND OCTOBER 29, 2000

1. NATURE OF BUSINESS

        The Company—The combined financial statements represent the combined financial position, results of operations and cash flows of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation (collectively, "Motor Products" or "the Company"). The Company is a wholly-owned subsidiary of Owosso Corporation (the "Parent"). The Company manufactures fractional and integral horsepower motors. Significant markets include commercial products and equipment, healthcare, recreation, and non-automotive transportation.

2. LIQUIDITY AND FINANCING

        The Company, along with the Parent and various other wholly-owned subsidiaries of the Parent, collectively referred to as the "Co-Borrowing Group", is a party to a lending agreement with banks, which provide the Co-Borrowing Group with a $24,000,000 revolving credit facility, of which approximately $2,000,000 was available as of October 28, 2001. As of April 28, 2002, $17,700,000 (unaudited) was outstanding under the Co-Borrowing Group's revolving credit facility. To date, all borrowings under the revolving credit facility have been made by the Parent. Accordingly, the full amount of the outstanding borrowing is reflected on the Parents' financial statements and none of such borrowings are reflected on the financial statements of the Company or other subsidiaries of the Parent. However, under the terms of the revolving credit facility, the Parent, the Company and each other subsidiary of the Parent are jointly and severally liable for the borrowings. Substantially all the assets and the common stock of the Company secure the Parent's borrowings.

        The revolving credit facility between the banks and the Co-Borrowing Group was entered into on January 22, 1999, and was to originally expire in December 2002. The agreement included financial and other covenants, including fixed charge, cash flow and net worth ratios and restrictions on certain asset sales, mergers and other significant transactions. The Co-Borrowing Group was not in compliance with such covenants at October 29, 2000. In February 2001, the Co-Borrowing Group entered into an amendment to its revolving credit facility, wherein the lenders agreed to forbear from exercising their rights and remedies under the facility in connection with such non-compliance until February 15, 2002, at which time the facility was to mature. The amendment to the revolving credit facility, which has been further amended since February 2001, called for reductions in the outstanding balance during calendar 2001 and modified the interest rates charged. Borrowings under the revolving credit facility that are In-Formula (as defined) are charged interest at the Prime Rate plus 1.5% (7.0% at October 28, 2001). Borrowings under the revolving credit facility that are Out of Formula (as defined) are charged interest at the Prime Rate plus 2.0% (7.5% at October 28, 2001). Borrowings and letters of credit are limited to a Borrowing Base, consisting of eligible accounts receivable and inventory. Borrowings that equal an amount up to and including the Borrowing Base, will be defined as In-Formula borrowings. Total borrowings less In-Formula borrowings, are defined as Out of Formula borrowings. The amendment required additional collateral, effectively all of the assets of the Co-Borrowing Group, and reporting requirements, as well as, the addition of a covenant requiring minimum operating profits. The amendment also required the suspension of principal and interest payments on subordinated debt of the Parent, with an aggregate outstanding balance of $2,046,000 at October 28, 2001. Furthermore, the amendment to the revolving credit facility prohibits the payment of preferred or common stock dividends by the Parent. Beginning in August 2001, the Co-Borrowing Group was not in compliance with the minimum operating profit covenant. In February 2002, the

Co-Borrowing Group entered into a further amendment to the revolving credit facility which extends the maturity date to December 31, 2002. The amendment calls for reductions in the outstanding balance based on expected future asset sales, increases the interest rate charged and requires minimum EBITDA.

        In addition, the Parent has experienced significant losses from operations in each of the past two fiscal years.

        Summarized financial information of the Co-Borrowing Group as of October 28, 2001 and for the fiscal year then ended follows:

Balance Sheet
Assets:
Current assets	$18,930,000

Total assets	$46,394,000

Liabilities:
Current liabilities (including current portion of long-term debt of $23,684,000)	$33,573,000

Total liabilities	$45,991,000

Operations
Net sales	$54,326,000

Loss from continuing operations, including depreciation and amortization of $3,867,000 and writedown of assets held for sale of $1,100,000	$(4,111,000)

Loss from discontinued operations	$(12,113,000)

        The accompanying combined financial statements of the Company have been prepared on a going concern basis of accounting and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company and each other member of the Co-Borrowing Group are liable jointly and severally for repayment of the borrowings under the Parent's revolving credit loan, the Parent's recurring losses from operations, working capital deficiency, default under the terms of its revolving credit agreement and inability to comply with debt covenants raise substantial doubt about the Company's ability to continue as a going concern.

        Since the second half of fiscal 2000, management of the Parent has taken a series of steps intended to stabilize and improve the operating results of the Parent, including disposition of several unprofitable operations, the implementation of cost and personnel reductions at the corporate office and reductions in fixed costs of the remaining operating units, commensurate with reductions in sales volume. In October 2001, the Parent's corporate staff was reduced from nine individuals to four and the Parent's president and chief executive officer agreed to a 20% reduction in salary. In addition, the Parent intends to further reduce corporate office costs through the merger of the corporate office function into the Parent's largest subsidiary, resulting in an expected savings of approximately $3.5 million.

        The Parent intends to dispose of the Company and certain other assets. Proceeds from these sales, which are expected to be between $12.0 and $14.0 million will be utilized to reduce the Co-Borrowing Group's revolving credit facility and secure, for the Company, a release from any further obligation under the terms of the lending agreement with the Banks (See Note 12). There can be no assurance that any asset sales will be finalized.

        Management believes that, with the sale of assets, available cash and cash equivalents, cash flows from operations and available borrowings under the Co-Borrowing Group's revolving credit facility will be sufficient to fund the Parent's remaining operating and investing activities and the debt maturities for fiscal 2002. In addition, management believes that the Co-Borrowing Group will be in compliance with its debt covenant requirements throughout fiscal 2002. It is management's intent to refinance the Co-Borrowing Group's revolving credit facility prior to its maturity in December 2002. However, there can be no assurance that management's plans will be successfully executed.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The combined financial statements of the Company include the accounts of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation. The Company does not maintain stand-alone corporate, human resources, finance or similar support functions; therefore, certain expenses related to these functions included in the financial statements represent allocations of amounts incurred by the Parent. Such allocations of the Parent's direct costs are based principally on actual expenses or other applicable activity, which management believes is a reasonable allocation method. The Company believes that such allocations may not necessarily be indicative of the conditions that would have existed or results that would have occurred if the Company had operated as an unaffiliated entity. Allocated costs were $809,000 and $856,000 for 2001 and 2000, respectively. See Note 6 for additional information. All intercompany accounts, transactions, and profits have been eliminated.

        Fiscal Year—The Company's fiscal year consists of the 52 or 53 weeks ending on the last Sunday in October. Both fiscal year 2001 and 2000 consisted of 52 weeks.

        Cash and Cash Equivalents—Cash and cash equivalents consist of cash and highly liquid investments with an original maturity of three months or less.

        Inventories—Inventories of the Company are recorded at lower of cost or market. At October 28, 2001 and October 29, 2000, cost for 56% and 63%, respectively, of the inventories was determined on the last-in, first-out (LIFO) basis, and the remainder on the first-in, first-out (FIFO) basis.

        Information related to the FIFO method may be useful in comparing operating results to those of companies not on LIFO. If the FIFO method of inventory, which approximates replacement cost, had been used by the Company for all inventories, inventory would have been approximately $746,000 and $790,000 higher than reported at October 28, 2001 and October 29, 2000, respectively. Additionally, income from operations would have decreased by approximately $44,000 and $13,000 in 2001 and 2000, respectively. These amounts reflect the combined effects, in each year, of changes in inventory quantities and unit costs.

        Property, Plant and Equipment—Items of property, plant and equipment are stated at cost and are depreciated principally on the straight-line method over their estimated useful lives as follows:

Land improvements	10-20 years
Buildings	30 years
Machinery and equipment	3-10 years

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

        Asset Impairment—The Company evaluates the carrying value of long-term assets based upon current and anticipated undiscounted cash flows, and recognizes an impairment when such estimated cash flows will be less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

        Revenue Recognition—Revenue is recognized at the time the product is shipped and title of ownership has passed.

        Income Taxes—Deferred income taxes are determined based on the difference between the financial reporting and tax bases of assets and liabilities. Deferred income tax expense represents the change during the reporting period in the deferred tax assets and deferred tax liabilities, net of the effect of acquisitions and dispositions. Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

        New Accounting Pronouncements—In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets separate from goodwill. Recorded goodwill and intangibles will be evaluated against this new criteria and may result in certain intangibles being subsumed into goodwill, or alternatively, amounts initially recorded as goodwill may be separately identified and recognized apart from goodwill. SFAS No. 142 requires the use of a nonamortization approach to account for purchased goodwill and certain intangibles. Under a nonamortization approach, goodwill and certain intangibles will not be amortized into results of operations but, instead, would be reviewed for impairment and written down and charged to results of operations only in the periods in which the recorded value of goodwill and certain intangibles is more than its fair value. The provisions of each statement which apply to goodwill and intangible assets acquired prior to June 30, 2001 are required to be adopted for fiscal years beginning after December 15, 2001. The Company has not yet completed its analysis of the effects of adopting these statements on its combined financial position or results of operations.

        In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144, which addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of, supersedes SFAS No. 121 and is effective for fiscal years beginning after December 15, 2001. The Company has not yet completed its analysis of the effects of adopting the statement on its combined financial position or results of operations.

        In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, (including certain derivative instruments embedded in other contracts collectively referred to as derivatives), and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those assets or liabilities at fair value. SFAS No. 133 was amended in June 2000 by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, which addressed a limited number of issues causing implementation difficulties. SFAS No. 133, as amended, is effective for years beginning after June 15, 2000. The Company adopted SFAS No. 133 as of October 30, 2000. There was no transition adjustment impact upon adoption and there has been no impact on reported results since adoption.

4. INVENTORIES

        Inventories consist of the following at December 31, 2001 and 2000:

	2001	2000
Raw materials and purchased parts	$1,547,000	$2,216,000
Work in process	341,000	353,000
Finished goods	1,346,000	952,000

Subtotal	3,234,000	3,521,000
Less: reserves for LIFO, obsolescence and shrinkage	1,120,000	1,188,000

Total	$2,114,000	$2,333,000

5. PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consists of the following at December 31, 2001 and 2000:

	2001	2000
Land and improvements	$217,000	$217,000
Buildings and improvements	1,794,000	1,788,000
Machinery and equipment	10,569,000	10,350,000
Construction in progress	1,040,000	1,026,000

Total	13,620,000	13,381,000
Accumulated depreciation	9,011,000	8,147,000

Property, plant and equipment, net	$4,609,000	$5,234,000

6. RELATED PARTY TRANSACTIONS

        At the end of each accounting period, the Company's net cash on its main disbursement and lock box accounts is reduced to $0 through either a forwarding to the Parent or a loan from the Parent. These balances are classified in stockholder's equity. As of April 28, 2002 (unaudited), October 28, 2001 and October 29, 2000, the Company has made net advances to the Parent in the amounts of $8,310,000 (unaudited), $7,230,000 and $6,237,000, respectively. No interest is charged to the Parent on these advances and there is no contractual due date.

        The Parent charges a corporate fee to all of its subsidiaries equal to 3% of net sales. Such fee is charged to cover corporate salary and benefit costs, corporate overhead costs, legal and professional and other costs incurred at the Parent level. For 2001 and 2000, corporate expenses allocated to the Company totaled $759,000 and $806,000, respectively. In addition, the Parent charged the Company with $50,000 of other items in both 2001 and 2000.

        Expenses for insurance and information technology are allocated from corporate based on the actual costs for the subsidiary. For 2001 and 2000, insurance and information technology costs allocated to the Company totaled approximately $455,000 and $197,000, respectively. These expenses are included in cost of products sold and selling, general and administrative expenses in the combined statements of income.

        The Company has made sales of $88,000 and $98,000 to one of Parent's other subsidiaries in 2001 and 2000, respectively. These balances were recorded at cost.

7. LONG-TERM DEBT

        Long-term debt consists of the following at December 31, 2001 and 2000:

	2001	2000
Industrial Revenue Bond, payable in monthly installments through 2004 at 6% interest	$124,000	$177,000
Other long-term debt	—	18,000

Total long-term debt	124,000	195,000
Less current portion	55,000	70,000

Long-term debt, net of current portion	$69,000	$125,000

        The aggregate amount of required payments on long-term debt is as follows:

Year ending October:
2002	$55,000
2003	59,000
2004	10,000

Total	$124,000

8. PENSION PLAN

        Pension Plans—The Parent sponsors a defined contribution 401(k) plan covering substantially all of its employees, except for Motor Products' hourly union employees, who are covered under the defined benefit pension plan described below. Eligible employees may contribute up to 15% of their compensation to this plan and their contributions are matched by the Parent at a rate of 50% on the first 4% of the employees' contributions. The plan also provides for a fixed contribution of 3% of eligible employees' compensation. Pension expense related to this plan was $146,000 and $138,000 for 2001 and 2000, respectively.

        Motor Products has a defined benefit pension plan covering substantially all of its hourly union employees. The benefits are based on years of service, the employee's compensation during the last three years of employment, and accumulated employee contributions.

        In accordance with SFAS No. 132, Employers' Disclosures About Pensions and Other Postretirement Benefits, the following tables provide a reconciliation of the change in benefit obligation, the change in plan assets and the net amount recognized in the combined balance sheets.

	2001	2000
Change in projected pension benefit obligation:
Projected pension benefit obligation at beginning of year	$3,230,000	$3,091,000
Service cost	75,000	84,000
Interest cost	222,000	223,000
Actuarial gain (loss)	248,000	(15,000)
Benefits paid	(162,000)	(153,000)

Projected pension benefit obligation at end of year	$3,613,000	$3,230,000

Change in plan assets:
Fair value of plan assets at beginning of year	$4,226,000	$4,081,000
Actual return on plan assets	(695,000)	327,000
Employee contributions	13,000	15,000
Benefits and expenses paid	(207,000)	(197,000)

Fair value of plan assets at end of year	$3,337,000	$4,226,000

Excess (deficiency) of fair value of plan assets over benefit obligation	$(276,000)	$996,000
Unrecognized net asset at date of initial application	(165,000)	(206,000)
Unrecognized prior service cost	149,000	209,000
Unrecognized net loss (gain)	857,000	(559,000)

Prepaid pension asset	$565,000	$440,000

        The accumulated benefit obligation was $3,082,000 as of October 28, 2001 and $2,763,000 as of October 29, 2000.

        Components of net pension credit included in the combined statements of income for 2001 and 2000 are as follows:

	2001	2000
Service cost	$75,000	$84,000
Interest cost on projected benefit obligation	222,000	223,000
Expected return on assets	(415,000)	(320,000)
Unrecognized net gain	(19,000)	(5,000)
Curtailment loss	40,000
Amortization of unrecognized net asset at date of initial application	(41,000)	(41,000)
Amortization of prior service cost	19,000	19,000

Net pension credit	$(119,000)	$(40,000)

        Additional disclosures and assumptions:

	2001	2000
Discount rate	6.5%	7.5%
Expected long-term rate of return	10.0	8.0
Salary increases	5.0	5.0

        Postretirement Plan—Motor Products—Motor Products provides postretirement medical benefits and life insurance benefits to current and former employees who retire from Motor Products. No contributions from retirees are required and the plan is funded on a pay-as-you-go basis. The Company recognizes the expected cost of providing such post-retirement benefits during an employee's active service period.

        The following tables provide a reconciliation of the change in the accumulated postretirement benefit obligation and the net amount recognized in the combined balance sheets:

	2001	2000
Change in accumulated postretirement benefit obligation:
Accumulated postretirement benefit obligation, beginning of year	$2,024,000	$1,873,000
Service cost	126,000	107,000
Interest cost	163,000	124,000
Curtailment income	(434,000)	—
Amendments	—	6,000
Actuarial (gain) loss	678,000	(33,000)
Benefits paid	(54,000)	(53,000)

Accumulated postretirement benefit obligation, end of year	$2,503,000	$2,024,000

	2001	2000
Accumulated postretirement benefit obligation in excess of plan assets	$2,503,000	$2,024,000
Unrecognized net gain (loss) from past experience different from that assumed and from changes in assumptions	(240,000)	4,000
Prior service cost not yet recognized in net periodic postretirement benefit cost	192,000	291,000

Accrued postretirement benefit cost	$2,455,000	$2,319,000

        Net periodic postretirement benefit cost included the following components:

	2001	2000
Service cost	$126,000	$107,000
Interest cost	163,000	124,000
Amortization of prior service cost	(18,000)	(18,000)

Total	$271,000	$213,000

        For measurement purposes, a 10% annual rate of increase in the per capita cost of covered health care benefits was assumed. The rate was assumed to decrease gradually to 4.5% for 2012, and remain at that level thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of October 28, 2001 by $551,000 and the aggregate of the service cost and interest cost components of the net periodic postretirement benefit cost for the year then ended by $78,000. Decreasing the assumed healthcare postretirement benefit obligation as of October 28, 2001 by 1% decreases the accumulated postretirement benefit obligation by $418,000 and the aggregate of the service cost and interest cost components of the net periodic postretirement benefit cost for the year then ended by $57,000. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 6.5% as of October 28, 2001 and 7.5% as of October 29, 2000.

9. COMMITMENTS AND CONTINGENCIES

        The Company is jointly and severally liable for borrowings of the Co-Borrowing Group under the terms of the lending agreement with banks. See Note 2.

        The Company leases certain equipment and facilities under operating leases. Operating lease expense was approximately $126,000 and $124,000 for 2001 and 2000, respectively. Future minimum rental payments under non-cancelable operating leases are as follows:

2002	$67,000
2003	14,000
2004	1,000

$82,000

        The Company is subject to federal, state and local environmental regulations with respect to its operations. The Company believes that it is operating in substantial compliance with applicable environmental regulations. Manufacturing and other operations at the Company's various facilities may result, and may have resulted, in the discharge and release of hazardous substances and waste from time to time. The Company routinely responds to such incidents as deemed appropriate pursuant to applicable federal, state and local environmental regulations.

10. MAJOR CUSTOMERS

        Sales to the Company's largest customer represented approximately 12% and 8% of total sales for 2001 and 2000, respectively.

11. INCOME TAX EXPENSE

        The Company is a wholly-owned subsidiary of Owosso Corporation and is included in the Parent's consolidated federal tax returns. Income tax expense or benefit is allocated to the Company on a separate return basis. The Company is obligated to make payment to or receive payment from the Parent for tax expense (benefit) determined on this basis.

        The income tax provision consists of the following:

	2001	2000
Current:
Federal	$408,000	$327,000
State	—	—
Deferred—Federal	(30,000)	(115,000)

Income tax expense	$378,000	$212,000

        The components of the Company's net deferred tax assets and liabilities are as follows:

	2001	2000
Deferred tax asset:
Accruals and reserves	$1,022,000	$980,000
Tax credits and loss carryforwards	33,000	99,000
Intangibles	1,000	2,000

Total	1,056,000	1,081,000

Deferred tax liability:
Pension	192,000	150,000
Property, plant and equipment	258,000	294,000

Total	450,000	444,000

Subtotal	606,000	637,000
Valuation allowance	(18,000)	(79,000)

Net deferred tax asset	$588,000	$558,000

        The Company has recorded a valuation allowance which management has determined is sufficient to reduce its deferred tax assets to an amount which is more likely than not to be realized. The difference between the Company's effective tax rate and the statutory rate is predominantly due to non-deductible expenses.

12. SUBSEQUENT EVENT

        The Parent is currently engaged in negotiations for the sale of the Company, although no definitive sale agreement is currently in place. It is anticipated that the majority of the proceeds from the sale of the Company will be used to reduce the borrowing of the Co-Borrowing Group. It is further anticipated that, if the events in the preceding sentence occur, the Company will be released from any obligation under the terms of the lending agreement with the banks.

******

MOTOR PRODUCTS—OWOSSO CORPORATION
AND
MOTOR PRODUCTS—OHIO CORPORATION

COMBINED BALANCE SHEETS

(In Thousands)

(Unaudited)

	July 28, 2002	July 28, 2001
Assets
Current Assets:
Trade receivables, net of allowance for doubtful accounts of $21 and $38 at July 28, 2002 and 2001, respectively	$2,947	$3,776
Inventories, net	2,002	2,184
Other current assets	12	10

Total Current Assets	4,961	5,970
Property, plant and equipment, net	4,007	4,788
Prepaid pension	584	535
Deferred taxes	600	615

Total Assets	$10,152	$11,908

Liabilities and Stockholder's Equity
Current Liabilities:
Accounts payable	$1,461	$1,278
Accrued liabilities and other	676	709
Deferred taxes	12	—

Total Current Liabilities	2,149	1,987
Postretirement benefits	2,501	2,478
Long term debt	—	137

Total Liabilities	4,650	4,602

Commitments and Contingencies
Stockholder's equity
Common stock	—	—
Additional paid in capital	4,730	4,730
Advances to parent, net	(8,325)	(6,979)
Retained earnings	9,097	9,555

Total Stockholder's equity	5,502	7,306

Total Liabilities and Stockholder's Equity	$10,152	$11,908

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

MOTOR PRODUCTS—OWOSSO CORPORATION
AND
MOTOR PRODUCTS—OHIO CORPORATION

COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended July 28, 2002 and 2001

(In thousands)

(Unaudited)

	For the nine months ended July 28,
	2002	2001
Net sales	$15,948	$19,572
Cost of products sold	14,196	15,859

Gross profit	1,752	3,713
Selling, general and administrative expenses	1,799	1,895

Income (loss) from operations before corporate expenses	(47)	1,818
Corporate expenses	478	587

Income (loss) from operations	(525)	1,231
Interest expense	5	8
Interest charge from parent	37	37

Income (loss) before income taxes	(567)	1,186
Income tax benefit (expense)	193	(403)

Net income (loss)	$(374)	$783

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

MOTOR PRODUCTS—OWOSSO CORPORATION
AND
MOTOR PRODUCTS—OHIO CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

For the Nine Months Ended July 28, 2002 and 2001

(In thousands)

(Unaudited)

	For the nine months ended July 28,
	2002	2001
Cash Flows From Operating Activities:
Net Income (Loss)	$(374)	$783
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	695	656
Other	(379)	89
Changes in assets and liabilities and other
(Increase) decrease in—
Trade receivables	233	(449)
Inventories	475	144
Deferred taxes	—	(57)
Other current assets	20	(72)
Increase (decrease) in—
Accounts payable	440	(377)
Accrued liabilities and other	152	179
Postretirement benefits	46	159

Net cash provided by operating activities	1,308	1,055
Cash Flows From Investing Activities:
Purchase of property and equipment, net	(147)	(265)

Net cash used in investing activities	(147)	(265)
Cash Flows From Financing Activities:
Advances to parent, net	(1,095)	(742)
Payments on long term debt	(124)	(58)

Net cash used in financing activities	(1,219)	(800)
Net decrease in cash and cash equivalents	(58)	(10)
Cash and cash equivalents at beginning of period	58	10

Cash and cash equivalents at end of period	$—	$—

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

MOTOR PRODUCTS—OWOSSO CORPORATION
AND
MOTOR PRODUCTS—OHIO CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

1. BASIS OF PREPARATION AND PRESENTATION

        The accompanying unaudited combined financial statements as of July 28, 2002 and July 28, 2001 and for the nine-months then ended include the accounts of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation (the Company). On July 30, 2002, the Company was sold to Allied Motion Technologies, Inc. (formerly Hathaway Corporation), a publicly held corporation, for $11,800,000.

        The combined financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. Certain information and footnote disclosures normally included in financial statements that are prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures herein are adequate to make the information presented not misleading. The financial data for the interim periods may not necessarily be indicative of results to be expected for the year.

        The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        It is suggested that the accompanying condensed interim financial statements be read in conjunction with the Combined Financial Statements and related Notes to such statements as of and for the Fiscal Years Ended October 29, 2001 and October 29, 2000.

2. RELATED PARTY TRANSACTIONS

        As of July 28, 2002, the Company has made net advances to the Parent of $8,325,000. No interest is charged to the Parent on these advances and there is no contractual due date.

        On July 30, 2002, the Company was released from any obligation under the Parent's lending agreement with banks.

b)
Pro Forma Financial Information.

  Unaudited Pro Forma Consolidated Financial Statements

        The following unaudited pro forma financial statements give effect to the acquisition of Motor Products Company on July 30, 2002. The purchase price for Motor Products was $11,800,000 plus acquisition costs of $712,000, resulting in a total purchase price of $12,512,000. The Company paid $11,500,000 in cash at closing and $300,000 was paid in January 2003. The Company borrowed $4,000,000 under an amended credit agreement in July 2002 to fund a portion of the purchase price.

        The following presents the Company's unaudited pro forma financial information for the fiscal year ended June 30, 2002, and the six-month periods ended December 31, 2002 and 2001. The unaudited pro forma statement of operations for the fiscal year ended June 30, 2002 and for six months ended December 31, 2001 gives effect to the acquisition of Motor Products as if it had occurred on July 1, 2001. The unaudited pro forma statement of operations for the six months ended December 31, 2002 gives effect to the acquisition of Motor Products as if it had occurred on July 1, 2002. An unaudited pro forma balance sheet as of December 31, 2002 has not been included as the acquisition of Motor Products has already been reflected in the December 31, 2002 consolidated balance sheet included in the Company's Transitional Report on Form 10-K filed on March 31, 2003. Because Motor Products fiscal year end was October 28, 2001, for purposes of these pro forma financial statements, Motor Products results of operations were recast to conform to the Company's operating results.

        The unaudited pro forma consolidated financial statements should be read together with the Company's consolidated financial statements as of December 31, 2002, including the notes thereto, included in the Allied Motion Technologies, Inc. Transitional Report on Form 10-K for the fiscal year ended December 31, 2002 as well as the audited and unaudited financial statements of Motor Products which are included in this current report.

        In addition, the unaudited pro forma information should be read in conjunction with the unaudited pro forma financial information and the unaudited historical financial statements of the Power and Process Business, which were included in the Company's previously filed proxy statement dated June 24, 2002. The Power and Process Business was sold on July 29, 2002, and as a result, the Power and Process Business has been presented as a discontinued operation in the Company's consolidated financial statements.

        The pro forma financial information is for informational purposes only and does not purport to present what the Company's results would actually have been had these transactions actually occurred on the dates presented or to project the Company's results of operations or financial position for any future period.

        The acquisition of Motor Products was recorded as a purchase for accounting purposes, and accordingly, the assets acquired and liabilities assumed were recorded at their estimated respective fair market values. The pro forma adjustments do not reflect adjustments for anticipated operating efficiencies which the Company expects to achieve as a result of this acquisition. The allocation of the consideration paid by the Company was based on a review of the fair market values of assets acquired and liabilities assumed at the closing date of the acquisition.

ALLIED MOTION TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2002
(In thousands, except per share data)

	Historical Allied Motion	Historical Motor Products	Pro Forma Adjustments		Pro Forma

Revenues	$15,723	$22,023	$—		$37,746
Cost of products sold	10,620	19,153	121	(c)	29,894

Gross margin	5,103	2,870	(121)		7,852
Operating costs and expenses:
Selling, general and administrative	4,398	1,827	—		6,225
Engineering and development	846	624	—		1,470
Corporate charge	—	661	(661	)(b)	—
Amortization of intangibles and other	5	—	315	(c)	320

Total operating costs and expenses	5,249	3,112	(346)		8,015

Operating income (loss)	(146)	(242)	225		(163)
Other income (expense), net	70	(42)	(42	)(b)
			(308	)(d)	(238)

Loss before income taxes	(76)	(284)	(41)		(401)
Benefit for income taxes	31	111	16	(e)	158

Loss from continuing operations	$(45)	$(173)	$(25)		$(243)

Basic and diluted loss per share from continuing operations	$(0.01)				$(0.05)

Basic and diluted weighted average shares outstanding	4,644				4,644

See accompanying notes to unaudited pro forma consolidated financial statements.

ALLIED MOTION TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2002
(In thousands, except per share data)

	Historical Allied Motion	Historical Motor Products(f)	Pro Forma Adjustments		Pro Forma

Revenues	$17,191	$2,112	$—		$19,303
Cost of products sold	13,169	1,904	10	(c)	15,083

Gross margin	4,022	208	(10)		4,220
Operating costs and expenses:
Selling, general and administrative	2,943	197	—		3,140
Engineering and development	754	60	—		814
Corporate charge	—	63	(63	)(b)	—
Amortization of intangibles and other	131	—	26	(c)	157

Total operating costs and expenses	3,828	320	(37)		4,111

Operating income (loss)	194	(112)	27		109
Other expense, net	(109)	(4)	4	(b)
			(26	)(d)	(135)

Income (loss) before income taxes	85	(116)	5		(26)
Benefit (provision) for income taxes	(40)	45	5	(e)	10

Income (loss) from continuing operations	$45	$(71)	$10		$(16)

Basic and diluted income (loss) per share from continuing operations	$0.01				$(0.00)

Basic and diluted weighted average shares outstanding	4,877				4,877

See accompanying notes to unaudited pro forma consolidated financial statements.

ALLIED MOTION TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2001
(In thousands, except per share data)

	Historical Allied Motion	Historical Motor Products(g)	Pro Forma Adjustments		Pro Forma

Revenues	$7,868	$10,744	$—		$18,612
Cost of products sold	5,480	9,162	60	(c)	14,702

Gross margin	2,388	1,582	(60)		3,910
Operating costs and expenses:
Selling, general and administrative	1,847	1,049	—		2,896
Engineering and development	422	278	—		700
Corporate charge	—	322	(322	)(b)	—
Amortization of intangibles and other	4	—	158	(c)	162

Total operating costs and expenses	2,273	1,649	(164)		3,758

Operating income (loss)	115	(67)	104		152
Other expense, net	(30)	(24)	24	(b)
			(154)	(d)	(184)

Income (loss) before income taxes	85	(91)	(26)		(32)
Benefit (provision) for income taxes	(25)	35	3	(e)	13

Income (loss) from continuing operations	$60	$(56)	$(23)		$(19)

Basic and diluted net income (loss) per share	$0.01				$(0.00)

Basic and diluted weighted average shares outstanding	4,623				4,623

See accompanying notes to unaudited pro forma consolidated financial statements.

ALLIED MOTION TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

        The accompanying unaudited pro forma consolidated financial statements reflect the acquisition of 100% of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation (the "acquisition of Motor Products") by Allied Motion Technologies, Inc. (Allied).

        In accordance with SFAS No. 144, the historical consolidated statements of operations have been recast to present the Company's Power and Process Segment as a discontinued operation due to the sale of the Power and Process segment operations in July 2002 and March 2003.

        The accompanying unaudited pro forma consolidated statements of operations for the year ended June 30, 2002 and the six month periods ended December 31, 2002 and 2001 assume that the acquisition of Motor Products occurred at the beginning of such period.

        The purchase price for the acquisition of Motor Products was $11,800,000 which included $7,500,000 in cash paid at closing, $4,000,000 loan from Silicon Valley Bank and $300,000 note payable to the seller. In addition, the Company incurred estimated acquisition costs of $712,000. As such, the total purchase price of Motor Products was $12,512,000.

        The following allocation of purchase price, which includes costs incurred in the acquisition of Motor Products, to assets acquired and liabilities assumed reflects their estimated fair market values (in thousands).

Purchase Price Allocation
Trade receivables	$2,927
Inventories	2,300
Other current assets	56
Property, plant and equipment	5,377
Amortizable intangible assets	2,670
Goodwill	4,861
Accrued and other current liabilities	(2,937)
Pension and post-retirement obligations	(2,742)

Net purchase price	$12,512

Note 2—Pro Forma Adjustments

        The unaudited pro forma consolidated financial statements reflect the following pro forma adjustments:

        (a)   Motor Products revenues and expenses. These unaudited revenues and expenses reflect Motor Products' operating results recast for the twelve months ended June 30, 2002.

        (b)   Reflects the elimination of the corporate and interest charge from Motor Products' former parent company.

        (c)   Additional depreciation and amortization related to amounts allocated to property and equipment and amortizable intangible assets. No amortization expense related to goodwill has been reflected in this pro forma adjustment. The additional depreciation and amortization expense adjustment for the six-month period ended December 31, 2002 includes only one month of expense due to the acquisition occurring on July 30, 2002. The amounts allocated and the amortization periods are as follows:

	Amount	Estimated Life
Customer list	$1,930,000	8 years
Trade name	$740,000	10 years

        The additional amounts allocated to property and equipment in excess of historical carrying value of Motor Products of $1,367,000 is being depreciated over a weighted average life of approximately eleven years.

        (d)   Interest expense related to the financing obtained to acquire Motor Products, calculated at an average interest rate of approximately 7%. The amount financed in the acquisition was $4,300,000. The additional interest expense adjustment for the six-month period ended December 31, 2002 includes only one month of expense due to the acquisition occurring on July 30, 2002.

        (e)   The tax effect for all pre-tax pro forma adjustments has been calculated to reflect the pro forma tax provision at anticipated effective tax rates of 39%.

        (f)    Motor Products revenues and expenses for the month ended July 30, 2002. The historical results of the Company include operating results of Motor Products subsequent to July 30, 2002.

        (g)   Motor Products revenues and expenses. These unaudited revenues and expenses reflect Motor Products' operating results for the six months ended December 31, 2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED MOTION TECHNOLOGIES, INC.
DATE: May 15, 2003	By:	/s/ RICHARD D. SMITH Chief Executive Officer and Chief Financial Officer

QuickLinks

  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Motor Products—Owosso Corporation and Motor Products— Ohio Corporation (wholly-owned subsidiaries of Owosso Corporation)
Combined Financial Statements as of and for the Fiscal Years Ended October 28, 2001 and October 29, 2000 and Independent Auditors' Report
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED BALANCE SHEETS
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED STATEMENTS OF INCOME
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED STATEMENTS OF CASH FLOWS
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION NOTES TO COMBINED FINANCIAL STATEMENTS FISCAL YEARS ENDED OCTOBER 28, 2001 AND OCTOBER 29, 2000
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED BALANCE SHEETS (In Thousands) (Unaudited)
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED STATEMENTS OF OPERATIONS For the Nine Months Ended July 28, 2002 and 2001 (In thousands) (Unaudited)
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION COMBINED STATEMENTS OF CASH FLOWS For the Nine Months Ended July 28, 2002 and 2001 (In thousands) (Unaudited)
MOTOR PRODUCTS—OWOSSO CORPORATION AND MOTOR PRODUCTS—OHIO CORPORATION NOTES TO COMBINED FINANCIAL STATEMENTS (Unaudited)
ALLIED MOTION TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED JUNE 30, 2002 (In thousands, except per share data)
ALLIED MOTION TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2002 (In thousands, except per share data)
ALLIED MOTION TECHNOLOGIES, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2001 (In thousands, except per share data)
ALLIED MOTION TECHNOLOGIES, INC. NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES